UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2008
Motorola, Inc.
(Exact Name of Registrant
as Specified in Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2008, Motorola, Inc. (the “Company” or “Motorola”) entered into an employment agreement (the “Employment Agreement”) with Gregory Q. Brown (“Executive”), Co-Chief Executive Officer of the Company and Chief Executive of Motorola’s Broadband Mobility Solutions business (“BMS”). The table below describes key terms of the Employment Agreement. Certain of the terms of the Employment Agreement memorialize previously agreed and disclosed terms and are indicated as such below.
The Company previously established Executive’s base salary, annual bonus, 2008 special bonus and long range incentive award in January 2008 and the Employment Agreement memorializes those pre-established terms. The overall compensation package is designed to align Mr. Brown’s interests with the interests of Motorola’s stockholders. Each of the annual bonus, 2008 special bonus and long range incentive plan is subject to satisfaction of performance goals. In addition, the value of the contract restricted stock units, contract stock options and contract stock appreciation rights awarded under the new employment agreement depends entirely upon the value of Motorola common stock. The contract stock options and contract stock appreciation right (which together represent approximately 66% of the contract awards) will have no spread value (i.e., the difference between the strike price and the fair market value of Motorola common stock) unless the price of Motorola common stock increases following the grant date. The “Post Separation Equity Award” described below would be granted only if and when Motorola’s mobile devices business becomes a separate publicly traded company with a minimum market capitalization and will contain an additional vesting hurdle tied to a post-separation increase in the price of Motorola common stock.

Employment Period	Three year initial term, subject to automatic one year renewals, absent notice of non-renewal.

Position and Duties	Co-Chief Executive Officer of Motorola, Chief Executive Officer of BMS, reporting to the Motorola Board of Directors, and a member of the Motorola Board of Directors.

Base Salary	Not less than $1,200,000

Annual Bonus	Target of not less than 220% of Base Salary

2008 Special Bonus	Target of not less than 130% of Base Salary

Long Range Incentive Plan	Target of not less than 350% of Base Salary for 2008 and not less than 250% of Base Salary for each fiscal year thereafter

Equity Awards

Contract Restricted Stock Units	A number of Motorola Restricted Stock Units corresponding to 583,123 shares of Motorola common stock, vesting ratably on July 31, 2009, 2010 and 2011, subject to continued employment.

Contract Stock Option	Option to purchase 2,320,652 shares of Motorola common stock, vesting ratably on July 31, 2009, 2010 and 2011, subject to continued employment.

Contract Stock Appreciation Right	Stock appreciation right with respect to 564,064 shares of Motorola common stock, vesting ratably on July 31, 2009, 2010 and 2011, subject to continued employment.

Equity Treatment in Spin-Off	In the event Motorola’s Mobile Devices Business (“MDB”) becomes a separate, publicly traded company, all of Executive’s outstanding equity awards that relate to Motorola common stock would remain equity awards that relate to Motorola common stock, subject to adjustment in accordance with applicable plan terms and tax requirements.

Post-Separation Equity Award	In the event MDB becomes a separate, publicly traded company and MDB has a market capitalization of at least $2.0 billion, Motorola will grant to Executive (1) an option to purchase shares of Motorola common stock having an aggregate Black-Scholes value of $3,333,333 as of the grant date and (2) restricted Motorola common stock having a grant date value of $1,666,667. The option and restricted stock will vest, subject to continued employment, in three installments, each vesting date to be the later of (a) the date on which the average closing price of Motorola common stock over a fifteen day trading period is 10% greater than the average closing price of Motorola common stock over the fifteen day trading period immediately following the date that MDB becomes a separate, publicly traded company and (b) the first, second and third anniversary of the grant date, as applicable.

Obligations of Company upon Termination

Good Reason; Other than Cause	Subject to Executive’s execution of a release, upon a termination of Executive’s employment by the Company without cause or by the Executive for good reason (a “Qualifying Termination”), Executive is entitled to:

• accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses);

• severance equal to two times (prior to a change of control) or three times (on or after a change of control) the sum of Executive’s base salary and target annual bonus;

• a pro-rata annual bonus based on actual performance during the year in which termination has occurred;

• two years (prior to a change of control) or three years (following a change of control), of medical insurance continuation; and

•    prior to a change of control, accelerated vesting of the Contract Restricted Stock Units, Contract Stock Option and Contract Stock Appreciation Right and two years continued vesting of all other equity awards; following a change of control, accelerated vesting of all equity awards.

Under the Company’s Senior Officer Change in Control Severance Plan, Executive is currently entitled to (and the Company has previously disclosed) the termination benefits described above upon a Qualifying Termination following a change in control.

Cause; Other than for Good Reason	In the event the Company terminates Executive’s employment for cause or Executive terminates employment without good reason, Executive is entitled only to accrued and unpaid base salary and vacation pay.

Death / Disability	In the event of a termination of employment due to death or disability, Executive is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding as of the date of termination.

Change in Control Acceleration	Consistent with the terms of the Company’s Omnibus Equity Incentive Plan, upon the consummation of a change of control during the employment period, Executive’s unvested stock options, stock appreciation rights, restricted stock units and restricted stock will vest.

Restrictive Covenants	The Employment Agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to Motorola that apply during the employment period and the two year period following termination of employment.

280G Gross-Up.	Executive is entitled to a gross-up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (i.e., change of control payments will be reduced below the 280G safe harbor if the total payments are less than 10% in excess of the 280G safe harbor). Executive is currently entitled to (and the Company has previously disclosed) this benefit under the Company’s Senior Officer Change in Control Severance Plan.

The full text of the Employment Agreement is included as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 27, 2008, by and between Motorola, Inc. and Gregory Q. Brown

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC. (Registrant)
By:	/s/ Greg A. Lee
	Name:	Greg A. Lee
	Title:	Senior Vice President, Human Resources

Dated: August 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 27, 2008, by and between Motorola, Inc. and Gregory Q. Brown